Exhibit 99.1

Press Release

CONTACT:

Michael C. Massi

Investor Relations

Tel: (813) 313-1786

Investor.relations@cott.com

COTT REPORTS SECOND QUARTER 2011 RESULTS

•	Revenue increased 51% to $640 million. Excluding the impact of the Cliffstar acquisition and foreign exchange, revenue increased 9%.

•	Gross profit as a percentage of revenue was 13.8% compared to 17.3% in the prior year and 13.0% in the first quarter of 2011.

•	Operating income increased 10% to $43 million. Excluding Cliffstar purchase accounting adjustments and integration expenses, adjusted operating income was $47 million.

•	EBITDA increased 25% to $67 million. Excluding Cliffstar purchase accounting adjustments and integration expenses, adjusted EBITDA was $66 million.

•

Net income and earnings per diluted share were $27 million and $0.28, respectively, compared to $22 million and $0.28 in the prior year, respectively. Excluding Cliffstar purchase accounting adjustments and integration expenses, second quarter 2011 adjusted net income and adjusted earnings per diluted share were $30 million and $0.32, respectively.

(All information in U.S. dollars; all second quarter 2011 comparisons are relative to the second quarter of 2010. See accompanying reconciliation of non-

GAAP financial measures to the nearest comparable GAAP measures.)

TORONTO, ON and TAMPA, FL – August 3, 2011 — Cott Corporation (NYSE:COT; TSX:BCB) today announced its results for the second quarter ended July 2, 2011. Second quarter 2011 revenue was $640 million compared to $425 million. The Cliffstar business, which was acquired in the third quarter of 2010, contributed $162 million of the increase in revenue. Operating income increased 10% to $43 million. Excluding Cliffstar purchase accounting adjustments and integration expenses, adjusted operating income was $47 million. EBITDA was $67 million, compared to $54 million. Excluding Cliffstar purchase accounting adjustments and integration expenses, adjusted EBITDA was $66 million. Net income and earnings per diluted share were $27 million and $0.28, respectively, compared to $22 million and $0.28, respectively. Excluding Cliffstar purchase accounting adjustments and integration expenses, adjusted net income and adjusted earnings per diluted share were $30 million and $0.32, respectively, compared to $22 million and $0.28, respectively.

Press Release

“Our second quarter results included volume and revenue growth both globally and in North America, Mexico and the U.K. During the quarter, we also realized additional tax benefits which we expect to be on-going and which positively impacted our financial results in the quarter,” commented Jerry Fowden, Cott’s Chief Executive Officer. “Despite continued commodity and fuel cost headwinds, we remain focused on delivering another year of significant cash generation,” continued Mr. Fowden.

SECOND QUARTER 2011 PERFORMANCE SUMMARY

•	Filled beverage case volume increased 27% (9% excluding Cliffstar) driven by higher volumes in North America, Mexico and the United Kingdom / Europe (“U.K.”).

•

Revenue increased 51% (9% excluding Cliffstar and the impact of foreign exchange). Increased revenues were driven by higher volumes in North America, Mexico and the U.K., which more than offset lower volumes in RCI during the quarter.

•

Gross profit as a percentage of revenue was 13.8% compared to 17.3% last year and 13.0% for the first quarter of 2011. The year-over-year decline in gross profit as a percentage of revenue was primarily attributable to the adverse impact of higher commodity and fuel costs.

•

Selling, general and administrative (“SG&A”) expenses were $45 million compared to $35 million. Excluding Cliffstar and integration expenses, SG&A expenses were $37 million. The increase in SG&A excluding Cliffstar and integration expenses was driven by employee-related costs, information technology costs and professional fees.

•	Operating income increased 10% to $43 million. Excluding Cliffstar purchase accounting adjustments and integration expenses, adjusted operating income was $47 million.

•	EBITDA was $67 million compared to $54 million. Excluding Cliffstar purchase accounting adjustments and integration expenses, adjusted EBITDA was $66 million.

•	Cash provided by operating activities was $21 million and capital expenditures were $11 million.

Press Release

SECOND QUARTER 2011 OPERATING SEGMENT HIGHLIGHTS

•

North America filled beverage case volume increased 35% to 199 million cases (9% excluding Cliffstar). Revenue increased 63% to $491 million. Excluding the impact of the Cliffstar acquisition and foreign exchange, revenue increased 8% due to higher average prices offset by an adverse product mix. Operating income was $30 million.

•

U.K. filled beverage case volume increased 7% to 54 million cases. Revenue increased 25% to $126 million (15% excluding the impact of foreign exchange), driven by increased volumes and a continued favorable product mix. Revenue in the energy and sports isotonic categories increased 36%. Operating income was $11 million.

•	Mexico filled beverage case volume increased 17% to 12 million cases. Revenue increased 15% to $16 million (7% excluding the impact of foreign exchange).

•	RCI concentrate volume declined 33% to 62 million cases primarily due to the timing of shipments. Revenue declined 24% to $7 million. Operating income was $2.1 million.

Second Quarter Conference Call

Cott Corporation will host a conference call today, August 3, 2011, at 10:00 a.m. EDT, to discuss second quarter results, which can be accessed as follows:

North America: (877) 407-8031

International: (201) 689-8031

A live audio webcast will be available through Cott’s website at http://www.cott.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

About Cott Corporation

Cott is the world’s largest retailer brand beverage company. With approximately 4,000 employees, Cott operates soft drink, juice, water and other beverage bottling facilities in the United States, Canada, the United Kingdom and Mexico. Cott markets beverage concentrates in over 40 countries around the world.

Non-GAAP Measures

Cott supplements its reporting of revenue determined in accordance with GAAP by excluding the impact of foreign exchange to separate the impact of currency exchange rate changes from Cott’s results of operations and, in some cases, by excluding the impact of the Cliffstar acquisition. Cott supplements its reporting of net income, operating income and earnings per diluted share in accordance with GAAP and its reporting of earnings before interest, taxes, depreciation and amortization by excluding Cliffstar purchase accounting adjustments and integration expenses to separate the impact of these items from the underlying business. Additionally, Cott supplements its reporting of SG&A in accordance with GAAP by excluding the impact of Cliffstar and integration expenses. Because Cott uses these adjusted financial results in the management of its business and to understand business performance independent of the Cliffstar acquisition, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Cott’s underlying business performance and the performance of its management. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Cott’s financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management’s judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

Press Release

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Cott makes the statements. Forward-looking statements involve inherent risks and uncertainties and Cott cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements related to future financial operating results and related matters. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: Cott’s ability to realize the expected benefits of the Cliffstar acquisition because of integration difficulties and other challenges; risks associated with the asset purchase agreement in connection with the Cliffstar acquisition; the effectiveness of Cliffstar’s system of internal control over financial reporting; significant transaction - and acquisition - related costs that Cott incurred in connection with the Cliffstar acquisition; Cott’s ability to compete successfully; changes in consumer tastes and preferences for existing products and Cott’s ability to develop and timely launch new products that appeal to such changing consumer tastes and preferences; a loss of or reduction in business with key customers, particularly Wal-Mart; fluctuations in commodity prices and Cott’s ability to pass on increased costs to its customers, and the impact of those increased prices on Cott’s volumes; Cott’s ability to manage its operations successfully; currency fluctuations that adversely affect the exchange between the U.S. dollar and the pound sterling, the Euro, the Canadian dollar, the Mexican peso and other currencies; Cott’s ability to maintain favorable arrangements and relationships with its suppliers; the ability of Cott to remediate identified material weaknesses; the significant amount of Cott’s outstanding debt and Cott’s ability to meet its obligations under its debt agreements; Cott’s ability to maintain compliance with the covenants and conditions under its debt agreements; fluctuations in interest rates; credit rating changes; the impact of global financial events on Cott’s financial results; Cott’s ability to fully realize the expected cost savings and/or operating efficiencies from its restructuring activities; any disruption to production at Cott’s beverage concentrates or other manufacturing facilities; Cott’s ability to protect its intellectual property; compliance with product health and safety standards; liability for injury or illness caused by the consumption of contaminated products; liability and damage to Cott’s reputation as a result of litigation or legal proceedings; changes in the legal and regulatory environment in which Cott operates; the impact of proposed taxes on soda and other sugary drinks; enforcement of compliance with the Ontario Environmental Protection Act; unseasonably cold or wet weather, which could reduce the demand for Cott’s beverages; the impact of national, regional and global events, including those of a political, economic, business and competitive nature; Cott’s ability to recruit, retain, and integrate new management and a new management structure; Cott’s exposure to intangible asset risk; the volatility of Cott’s stock price; Cott’s ability to maintain compliance with the listing requirements of the New York Stock Exchange; Cott’s ability to renew its collective bargaining agreements on satisfactory terms; and disruptions in Cott’s information systems.

Press Release

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Cott’s Annual Report on Form 10-K for the fiscal year ended January 1, 2011 and its quarterly reports on Form 10-Q, as well as other periodic reports filed with the securities commissions. Cott does not undertake to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.

Website: www.cott.com

Press Release

COTT CORPORATION	EXHIBIT 1

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of U.S. dollars, except share and per share amounts, U.S. GAAP)

Unaudited

	For the Three Months Ended		For the Six Months Ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010

Revenue, net	$640.0	$424.7	$1,174.1	$787.6
Cost of sales	552.0	351.2	1,016.5	656.9

Gross profit	88.0	73.5	157.6	130.7

Selling, general and administrative expenses	45.1	34.5	90.2	66.9
Loss on disposal of property, plant & equipment	—	(0.1)	—	0.1
Restructuring	—	—	—	(0.5)

Operating income	42.9	39.1	67.4	64.2

Other expense, net	—	0.5	0.8	2.3
Interest expense, net	14.6	6.1	29.0	12.3

Income before income taxes	28.3	32.5	37.6	49.6

Income tax expense	0.7	8.8	2.3	13.2

Net income	$27.6	$23.7	$35.3	$36.4

Less: Net income attributable to non-controlling interests	1.1	1.4	2.0	2.6

Net income attributed to Cott Corporation	$26.5	$22.3	$33.3	$33.8

Net income per common share attributed to Cott Corporation
Basic	$0.28	$0.28	$0.35	$0.42
Diluted	$0.28	$0.28	$0.35	$0.42

Weighted average outstanding shares (millions) attributed to Cott Corporation
Basic	94.1	80.4	94.1	80.4
Diluted	95.5	80.9	95.4	80.9

Press Release

COTT CORPORATION	EXHIBIT 2

CONSOLIDATED BALANCE SHEETS

(in millions of U.S. dollars, except share amounts, U.S. GAAP)

Unaudited

	July 2, 2011	January 1, 2011
ASSETS
Current assets
Cash & cash equivalents	$24.0	$48.2
Accounts receivable, net of allowance of $10.4 ($8.3 as of January 1, 2011)	287.4	213.6
Income taxes recoverable	12.9	0.3
Inventories	242.2	215.5
Prepaid expenses and other assets	32.5	32.7

Total current assets	599.0	510.3

Property, plant & equipment	501.0	503.8
Goodwill	131.3	130.2
Intangibles and other assets	357.1	371.1
Deferred income taxes	2.7	2.5
Other tax receivable	2.7	11.3

Total assets	$1,593.8	$1,529.2

LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings	$20.1	$7.9
Current maturities of long-term debt	5.4	6.0
Contingent consideration earn-out	33.2	32.2
Accounts payable and accrued liabilities	281.7	276.6

Total current liabilities	340.4	322.7

Long-term debt	603.2	605.5
Deferred income taxes	44.5	43.6
Other long-term liabilities	21.0	22.2

Total liabilities	1,009.1	994.0

Equity
Capital stock, no par - 94,851,230 (January 1, 2011 - 94,750,120) shares issued	395.7	395.6
Treasury stock	(2.1)	(3.2)
Additional paid-in-capital	43.5	40.8
Retained earnings	139.8	106.5
Accumulated other comprehensive loss	(6.3)	(17.5)

Total Cott Corporation equity	570.6	522.2
Non-controlling interests	14.1	13.0

Total equity	584.7	535.2

Total liabilities and equity	$1,593.8	$1,529.2

Press Release

COTT CORPORATION	EXHIBIT 3

Consolidated Statements of Cash Flows

(in millions of U.S. dollars)

Unaudited

	For the Three Months Ended		For the Six Months Ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
Operating Activities
Net income	$27.6	$23.7	$35.3	$36.4
Depreciation & amortization	23.8	14.9	47.4	30.8
Amortization of financing fees	0.9	0.5	1.8	1.0
Share-based compensation expense	2.7	1.2	3.8	1.7
Increase (decrease) in deferred income taxes	1.0	—	1.9	(0.1)
Contract termination gain	—	(0.9)	—	—
Contract termination payments	—	—	—	(4.8)
Other non-cash items	1.6	1.1	1.8	4.0
Change in operating assets and liabilities:
Accounts receivable	(41.6)	(24.4)	(71.0)	(46.3)
Inventories	(16.6)	(4.0)	(22.7)	(16.7)
Prepaid expenses and other current assets	(1.5)	1.6	(1.2)	2.4
Other assets	(0.6)	(0.6)	(0.7)	(1.1)
Accounts payable and accrued liabilities	24.8	11.2	2.9	7.8
Income taxes recoverable	(0.8)	7.0	(3.6)	24.4

Net cash provided by (used in) operating activities	21.3	31.3	(4.3)	39.5

Investing Activities
Additions to property, plant & equipment	(10.8)	(10.5)	(23.3)	(18.1)
Additions to intangible & other assets	(2.5)	(2.3)	(2.5)	(3.4)
Other investing activities	(1.8)	0.3	(1.7)	0.4

Net cash used in investing activities	(15.1)	(12.5)	(27.5)	(21.1)

Financing Activities
Payments of long-term debt	(2.1)	(2.9)	(3.4)	(16.1)
Borrowings under ABL	43.6	83.4	143.4	142.0
Payments under ABL	(58.7)	(100.8)	(131.2)	(151.6)
Distributions to non-controlling interests	(0.9)	(0.8)	(2.5)	(2.7)
Financing fees	—	—	—	(0.2)

Net cash (used in) provided by financing activities	(18.1)	(21.1)	6.3	(28.6)

Effect of exchange rate changes on cash	0.1	(0.6)	1.3	(0.4)

Net decrease in cash & cash equivalents	(11.8)	(2.9)	(24.2)	(10.6)

Cash & cash equivalents, beginning of period	35.8	23.2	48.2	30.9

Cash & cash equivalents, end of period	$24.0	$20.3	$24.0	$20.3

Supplemental Disclosures of Cash Flow information:
Cash paid for interest	$10.2	$10.3	$27.9	$11.6
Cash paid (received) for income taxes, net	$0.8	$1.9	$4.2	$(11.8)

Press Release

COTT CORPORATION	EXHIBIT 4

SEGMENT INFORMATION

(in millions)

Unaudited

	For the Three Months Ended		For the Six Months Ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
Revenue - U.S. Dollars
North America	$491.3	$300.8	$920.1	$564.0
United Kingdom	126.0	101.2	212.3	180.9
Mexico	16.2	14.1	27.6	25.9
RCI	6.5	8.6	14.1	16.8

	$640.0	$424.7	$1,174.1	$787.6

Operating income (loss) U.S. Dollars
North America	$30.0	$30.2	$50.8	$51.1
United Kingdom	11.4	8.7	14.4	11.7
Mexico	(0.6)	(2.2)	(2.1)	(4.0)
RCI	2.1	2.4	4.3	5.4

	$42.9	$39.1	$67.4	$64.2

Volume - 8 oz. equivalent cases - Total Beverage (including concentrate)
North America	217.7	167.5	412.8	319.5
United Kingdom	58.2	53.5	101.7	98.0
Mexico	11.8	10.1	20.2	18.4
RCI	61.6	91.7	144.1	176.0

	349.3	322.8	678.8	611.9

Volume - 8 oz. equivalent cases - Filled Beverage
North America	198.6	147.3	369.2	277.9
United Kingdom	53.7	50.3	92.8	89.5
Mexico	11.8	10.1	20.2	18.4
RCI	—	0.1	—	0.1

	264.1	207.8	482.2	385.9

Press Release

COTT CORPORATION	EXHIBIT 5

SUPPLEMENTARY INFORMATION - NON-GAAP - Analysis of Revenue by Geographic Region

Unaudited

	For the Three Months Ended
(in millions of U.S. dollars)	July 2, 2011
	Cott[1]	North America	United Kingdom	Mexico	RCI
Change in revenue	$215.3	$190.5	$24.8	$2.1	$(2.1)
Impact of foreign exchange	(14.0)	(3.3)	(9.6)	(1.1)	—

Change excluding foreign exchange	$201.3	$187.2	$15.2	$1.0	$(2.1)

Percentage change in revenue	51%	63%	25%	15%	-24%

Percentage change in revenue excluding foreign exchange	47%	62%	15%	7%	-24%

Impact of Cliffstar Acquisition	(162.2)	(162.2)	—	—	—

Change excluding foreign exchange and Cliffstar Acquisition	$39.1	$25.0	$15.2	$1.0	$(2.1)

Percentage change in revenue excluding foreign exchange and Cliffstar Acquisition	9%	8%	15%	7%	-24%

	For the Six Months Ended
(in millions of U.S. dollars)	July 2, 2011
	Cott[1]	North America	United Kingdom	Mexico	RCI
Change in revenue	$386.5	$356.1	$31.4	$1.7	$(2.7)
Impact of foreign exchange	(19.0)	(5.2)	(12.1)	(1.7)	—

Change excluding foreign exchange	$367.5	$350.9	$19.3	$—	$(2.7)

Percentage change in revenue	49%	63%	17%	7%	-16%

Percentage change in revenue excluding foreign exchange	47%	62%	11%	0%	-16%

Impact of Cliffstar Acquisition	(328.5)	(328.5)	—	—	—

Change excluding foreign exchange and Cliffstar Acquisition	$39.0	$22.4	$19.3	$—	$(2.7)

Percentage change in revenue excluding foreign exchange and Cliffstar Acquisition	5%	4%	11%	0%	-16%

[1]	Cott includes the following operating segments: North America, United Kingdom, Mexico and RCI.

Press Release

COTT CORPORATION	EXHIBIT 6

SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION (EBITDA)

(in millions of U.S. dollars)

Unaudited

	For the Three Months Ended		For the Six Months Ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010

Net income	$26.5	$22.3	$33.3	$33.8
Interest expense, net	14.6	6.1	29.0	12.3
Income tax expense	0.7	8.8	2.3	13.2
Depreciation & amortization	23.8	14.9	47.4	30.8
Net income attributable to non-controlling interests	1.1	1.4	2.0	2.6

EBITDA	$66.7	$53.5	$114.0	$92.7

Restructuring	—	—	—	(0.5)

Acquisition adjustments
Inventory step-down	(0.9)	—	(4.1)	—
Integration costs	0.4	—	1.1	—

Adjusted EBITDA	$66.2	$53.5	$111.0	$92.2

Press Release

COTT CORPORATION	EXHIBIT 7

SUPPLEMENTARY INFORMATION - NON-GAAP - ADJUSTED OPERATING INCOME

(in millions of U.S. dollars)

Unaudited

	For the Three Months Ended		For the Six Months Ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010

Operating income	$42.9	$39.1	$67.4	$64.2
Restructuring	—	—	—	(0.5)

Acquisition adjustments
Inventory step-down	(0.9)	—	(4.1)	—
Incremental amortization	4.2	—	8.4	—
Integration costs	0.4	—	1.1	—

Adjusted operating income	$46.6	$39.1	$72.8	$63.7

Press Release

COTT CORPORATION	EXHIBIT 8

SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS PER DILUTED SHARE (EPS)

(in millions of U.S. dollars, except share and per share amounts)

Unaudited

	For the Three Months Ended		For the Six Months Ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010

Net income	$27.6	$23.7	$35.3	$36.4

Less: Net income attributable to non-controlling interests	1.1	1.4	2.0	2.6

Net income attributed to Cott Corporation	$26.5	$22.3	$33.3	$33.8

Restructuring, net of tax	—	—	—	(0.4)

Acquisition adjustments, net of tax
Inventory step-down	(0.9)	—	(3.8)	—
Incremental amortization	4.1	—	7.9	—
Integration costs	0.4	—	1.0	—

Adjusted net income attributed to Cott Corporation	$30.1	$22.3	$38.4	$33.4

Adjusted net income per common share attributed to Cott Corporation
Basic	$0.32	$0.28	$0.41	$0.42
Diluted	$0.32	$0.28	$0.40	$0.41

Weighted average outstanding shares (millions) attributed to Cott Corporation
Basic	94.1	80.4	94.1	80.4
Diluted	95.5	80.9	95.4	80.9

Press Release

COTT CORPORATION	EXHIBIT 9

SUPPLEMENTAL INFORMATION - NON-GAAP - “CORE” STATEMENTS OF OPERATING INCOME AND EBITDA

(in millions of U.S. dollars)

Unaudited

	For the Three Months Ended July 2, 2011	Cliffstar	Adjustments	Cott Excluding Acquisition & Adjustments “CORE”	For the Three Months Ended July 3, 2010

Revenue, net	$640.0	$162.2	$—	$477.8	$424.7
Cost of sales	552.0	143.3	—	408.7	351.2

Gross profit	88.0	18.9	—	69.1	73.5
	13.8%	11.7%	—	14.5%	17.3%
Selling, general and administrative expenses	45.1	7.5	0.4	37.2	34.5
Loss on disposal of property, plant & equipment	—	—	—	—	(0.1)
Restructuring	—	—	—	—	—

Operating income	$42.9	$11.4	$(0.4)	$31.9	$39.1

Depreciation and amortization	23.8	8.6	—	15.2	14.9
Other expense, net	—	—	—	—	0.5

EBITDA	$66.7	$20.0	$(0.4)	$47.1	$53.5

Restructuring	—	—	—	—	—

Acquisition adjustments
Inventory step-down	(0.9)	(0.9)	—	—	—
Integration costs	0.4	—	0.4	—	—

Adjusted EBITDA	$66.2	$19.1	$—	$47.1	$53.5

	For the Six Months Ended July 2, 2011	Cliffstar	Adjustments	Cott Excluding Acquisition & Adjustments “CORE”	For the Six Months Ended July 3, 2010

Revenue, net	$1,174.1	$328.5	$—	$845.6	$787.6
Cost of sales	1,016.5	289.8	—	726.7	656.9

Gross profit	157.6	38.7	—	118.9	130.7
	13.4%	11.8%	—	14.1%	16.6%
Selling, general and administrative expenses	90.2	15.7	1.1	73.4	66.9
Loss on disposal of property, plant & equipment	—	—	—	—	0.1
Restructuring	—	—	—	—	(0.5)

Operating income	$67.4	$23.0	$(1.1)	$45.5	$64.2

Depreciation and amortization	47.4	17.1	—	30.3	30.8
Other expense, net	0.8	—	—	0.8	2.3

EBITDA	$114.0	$40.1	$(1.1)	$75.0	$92.7

Restructuring	—	—	—	—	(0.5)

Acquisition adjustments
Inventory step-down	(4.1)	(4.1)	—	—	—
Integration costs	1.1	—	1.1	—	—

Adjusted EBITDA	$111.0	$36.0	$—	$75.0	$92.2

Press Release

COTT CORPORATION	EXHIBIT 10

SUPPLEMENTARY INFORMATION - NON-GAAP - ANALYSIS OF VOLUME BY GEOGRAPHIC REGION

Unaudited

	For the Three Months Ended
	July 2, 2011
(in millions of 8 oz. equivalent cases)	Cott[1]	North America	United Kingdom	Mexico	RCI
Change in filled beverage volume	56.3	51.3	3.4	1.7	(0.1)
Impact of Cliffstar Acquisition	(37.5)	(37.5)	—	—	—

Change excluding Cliffstar Acquisition	18.8	13.8	3.4	1.7	(0.1)

Percentage change in filled beverage volume	27%	35%	7%	17%	-100%

Percentage change in filled beverage volume excluding Cliffstar Acquisition	9%	9%	7%	17%	-100%

	For the Six Months Ended
	July 2, 2011
(in millions of 8 oz. equivalent cases)	Cott[1]	North America	United Kingdom	Mexico	RCI
Change in filled beverage volume	96.3	91.3	3.3	1.8	(0.1)
Impact of Cliffstar Acquisition	(76.8)	(76.8)	—	—	—

Change excluding Cliffstar Acquisition	19.5	14.5	3.3	1.8	(0.1)

Percentage change in filled beverage volume	25%	33%	4%	10%	-100%

Percentage change in filled beverage volume excluding Cliffstar Acquisition	5%	5%	4%	10%	-100%

[1]	Cott includes the following operating segments: North America, United Kingdom, Mexico and RCI.